Exhibit 10.14.4
The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

Fourth Amendment
To
Supply and Manufacturing Agreement

THIS FOURTH AMENDMENT, dated as of this 25th day of February, 2015, is by and between Teikoku Seiyaku Co., Ltd./Teikoku Pharma USA, Inc. (collectively, “TEIKOKU”) and ENDO PHARMACEUTICALS INC. (“ENDO”).

WITNESSETH:

WHEREAS, TEIKOKU and ENDO are parties to a Supply and Manufacturing Agreement, dated as of November 23, 1998 (the “Supply Agreement”) and amended on April 24, 2007 (“First Amendment”), and further amended on December 16, 2009 (“Second Amendment”), and further amended on November 1, 2010 (“Third Amendment”) (collectively, the “Agreement”), pursuant to which TEIKOKU has agreed to manufacture and supply the Product on behalf of ENDO; and

WHEREAS, the parties now wish to further amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Section 2.2(a) (Supply of the Product). The final proviso at the end of Section 2.2(a) shall be deleted and replaced with the following:

“and provided further that notwithstanding the foregoing TEIKOKU shall not, and shall not permit any third party to, use, sell or offer to sell the Product in the Territory until the later of August 15, 2017 or the date of the first commercial sale of the second non-TEIKOKU generic version of the Product in the Territory (excluding any Authorized Generic product being sold by ENDO).”

2.	Amendment to Section 2.2(b) (Supply of the Product). Section 2.2(b)(iv) shall be deleted and replaced in its entirety with the following:
“(iv) Product Firm Orders. From January 1, 2015 through December 31, 2017, no later than the 15th day of each month, ENDO shall provide to TEIKOKU USA a firm purchase order for at *** which TEIKOKU will use commercially reasonable and good faith efforts to *** further upon ENDO’s reasonable request; provided that should the market require it, the parties will reasonably agree to *** the number of patches able to be ordered on any such firm purchase order; provided further that any such *** shall count towards

1***

Exhibit 10.14.4

ENDO’s overall commitment to issue firm purchase orders in the aggregate totaling ***. Notwithstanding the foregoing, ENDO shall provide to TEIKOKU firm purchase orders for ***.

After December 31, 2017, the following provision applies:

No later than the 15th day of each month, ENDO will provide to TEIKOKU USA a master production plan, which will include (1) a firm purchase order for the next succeeding month based on the then current monthly forecast, which is *** months prior to the initial delivery date stated on such purchase order and (2) forecasted orders of Product for an additional ***. The firm purchase order each month is guaranteed to be not less than *** or more than *** of the previous month's forecast. TEIKOKU understands that the forecasted figures will be adjusted monthly to more accurately predict quantities of Product needed in succeeding months. Notwithstanding the foregoing, ENDO may place firm purchase order(s) in an amount necessary to cure any claim of a breach of its minimum purchase obligations as provided in Section VII as amended by Section 6 of the Fourth Amendment to this Agreement.”

3.	Amendment to Section 2.4(a) (Payments). Section 2.4(a) shall be deleted and replaced in its entirety with the following:

“Pricing of Branded Product. With respect to commercial Lidoderm® patches delivered by TEIKOKU to ENDO to be sold to third parties in the brand package form, ENDO agrees to pay TEIKOKU USA *** per patch (the “Brand Unit Price”). The Brand Unit Price will be adjusted on *** and each *** anniversary thereof (each, an “Adjustment Date”) as follows by the Price Index (as defined below). Specifically, on each Adjustment Date, the parties shall use the average of the annual Price Index for the three years preceding the adjustment date. “Price Index” means the Producer Price Index – Pharmaceutical Preparations, 1982-1984 = 100.∗ The Price Index for the previous year does not become final until *** after the Adjustment Date. To allow for finalization of the Price Index the intermediate product pricing will

* For example: ***

Exhibit 10.14.4

be calculated based on the current posted preliminary Price Index as of mid-December of the current year. Upon final posting of the Price Index, the actual price increase will be calculated and an adjustment in price for those batches already delivered will be paid by either ENDO or TEIKOKU as appropriate.

Pricing of Generic Product. With respect to commercial Lidoderm patches delivered by TEIKOKU to ENDO to be sold to third parties in the generic package form, ENDO agrees to pay TEIKOKU USA an amount equal to the greater of (a) *** and (b) ***. To effect this pricing, it is agreed that:

(i)	ENDO shall issue firm purchase orders in the amount of *** and shall pay such purchase orders when due and payable;

(ii)
within thirty (30) days after the end of each calendar quarter, for each patch sold to a third party during the quarter, ENDO shall pay TEIKOKU USA an amount equal to the difference, if any, between ***; and

(iii)	the Floor Price shall be adjusted every *** using the same Price Index adjustment referred to above.

“Net Selling Price” means ENDO’s Wholesale Acquisition Cost less chargebacks, rebates, sales incentives and allowances, returns and losses, royalties, other discounts and freight. ENDO’s Wholesale Acquisition Cost (“WAC”) for any product is the undiscounted price offered to wholesalers by ENDO, it does not reflect discounts, rebates, or other price concessions that may be offered by ENDO, and does not necessarily represent the actual price paid by wholesalers or direct customers.

The parties hereby agree and confirm that Exhibit E (as attached to the Supply Agreement) shall remain in full force and effect to the extent not amended hereby or by any amendment agreed to by the parties prior to the date of this Fourth Amendment.”

4.	Amendment to Section 2.4(b) (Payments). The following sentence shall be added at the end of Section 2.4(b):

“ENDO shall pay a late fee to TEIKOKU USA on all amounts due and owing to TEIKOKU that are more than *** past the due date thereof through the date of payment, at a rate equal to ***; provided, however, that that rate shall at no time exceed the maximum rate legally allowable. TEIKOKU USA may apply any payments made by ENDO to TEIKOKU USA at a time when any such late fee has accrued to such late fee before applying such payments to the purchase price due for any Products so long as TEIKOKU provides ENDO prior written notice of its intention to thus apply any such payments.”

Exhibit 10.14.4

5.	Amendment to Section VI (TERM). Section VI shall be deleted and replaced in its entirety with the following:

“VI. Term

This Agreement shall begin on the date written above and not expire until December 31, 2021, unless terminated in accordance herewith. After December 31, 2021, this Agreement shall be automatically renewed on the first day of January each year unless the parties agree to terminate this Agreement upon mutual written agreement authorized and signed by both parties. If this Agreement is terminated in accordance herewith, ENDO shall be responsible for any existing firm order outstanding on the effective termination date.”

6.	Amendment to Section VII (TERMINATION). The subsection (d) under Section VII shall be deleted and replaced in its entirety with the following:

“(d) Either party may terminate this Agreement in the event that ENDO fails to issue firm purchase orders for ***; provided that this Agreement may only be terminated under this subsection (d) upon written notice of such claim of breach, and opportunity to cure within *** days after receipt of such written notice; provided further that in the event that ENDO is prevented from marketing and/or selling the Product in the U.S. due to external regulatory or legal reasons, ENDO and TEIKOKU shall negotiate in good faith to establish a new minimum purchase requirement for this subsection (d) and unit price for the Product.”

7.	Amendment to Section XVIII (ASSIGNMENT). The following new sentence is added to the end of Section XVIII:

“The parties agree that ENDO shall be permitted to assign and delegate this Agreement in part or in its entirety to any affiliate of ENDO; provided, however, that ENDO guarantees and shall be jointly and severally liable for any such affiliate’s payment of any financial obligations arising from such assignment and delegation; and provided further that ENDO and its assignee shall be responsible for any additional taxes or tax increases, such as withholding tax, TEIKOKU reasonably incurs arising from or caused by such assignment and delegation (as documented in writing).”

Exhibit 10.14.4

8.	Capitalized Terms

Capitalized terms, whenever used in this Fourth Amendment, shall have the meanings ascribed to them in the Agreement, as previously amended.

9.	Conflict.

This Fourth Amendment will govern if it conflicts with any provision of the Agreement, as previously amended.

10.	Effectiveness of the Agreement

Except as amended hereinabove, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment has been executed by the authorized officers of the parties hereto as of the date and year first above written.

TEIKOKU SEIYAKU CO., LTD.

BY: /s/Misako Fujioka
Name: Misako Fujioka
Title: President & CEO

TEIKOKU PHARMA USA, INC.

BY: /s/Masahisa Kitagawa
Name: Masahisa Kitagawa
Title: President & CEO

ENDO PHARMACEUTICALS INC.

BY: /s/Brian A. Lortie
Name: Brian A. Lortie
Title: President, U.S. Branded Pharmaceuticals

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